UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2006

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Incorporation of Certain Documents by Reference

Avista Corporation (Avista Corp.) plans to issue $150.0 million of First Mortgage Bonds due in 2037. These First Mortgage Bonds will be insured by XL Capital Assurance, Inc., subject to a reinsurance agreement with its affiliate, XL Financial Assurance Ltd.

Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, as amended (Securities Act), and in reliance on XL Capital Assurance Inc.’s and XL Financial Assurance Ltd.’s, SEC No-Action Letter (July 23, 2002), Avista Corp. does hereby incorporate by reference the consolidated financial statements of XL Capital Assurance Inc. and XL Financial Assurance Ltd. as of December 31, 2004 and December 31, 2005 and for each of the years in the three-year period ended December 31, 2005, included in the Annual Report on Form 10-K of XL Capital Ltd (which was filed with the Securities and Exchange Commission on March 7, 2006) into (i) this Current Report on Form 8-K; (ii) Avista Corp.’s Registration Statement on Form S-3 (File No. 333-139239); (iii) the preliminary prospectus supplement relating to the $150.0 million of First Mortgage Bonds to be filed pursuant to Rule 424(b) under the Securities Act; and (iv) the final prospectus supplement relating to the $150.0 million of First Mortgage Bonds to be filed pursuant to Rule 424(b) under the Securities Act.

In connection with the incorporation of such documents by reference, Avista Corp. is hereby filing the consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for XL Capital Assurance Inc., insurer of the $150.0 million of First Mortgage Bonds, to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers LLP is filed herewith as Exhibit 23.1.

Also, in connection with the incorporation of such documents by reference, Avista Corp. is hereby filing the consent of PricewaterhouseCoopers, independent registered public accounting firm for XL Financial Assurance Ltd., to such incorporation by reference and to the use of its name in each such prospectus supplement. The consent of PricewaterhouseCoopers is filed herewith as Exhibit 23.2

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: December 12, 2006	/s/ Malyn K. Malquist
Malyn K. Malquist Executive Vice President and Chief Financial Officer